Exhibit 10.2.8
WAIVER AGREEMENT TO NOTE AND EQUITY PURCHASE AGREEMENT
     THIS WAIVER AGREEMENT TO NOTE AND EQUITY PURCHASE AGREEMENT (this “Waiver”) is made and entered into as of June 15, 2009 by and among MIRION TECHNOLOGIES (MGPI), INC. (fka MGP INSTRUMENTS, INC.), a Delaware corporation (“Borrower”), DOSIMETRY ACQUISITIONS (U.S.), LLC, a Delaware limited liability company, and successor by merger to Dosimetry Acquisitions (U.S.), Inc. (“TopCo”) as Guarantor, the securities purchasers that are now and hereafter at any time parties thereto, the securities purchasers that are now and hereafter at any time parties hereto and are listed in Annex A (or any amendment or supplement thereto) attached hereto (each a “Purchaser” and collectively, “Purchasers”), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation (“ACFS”), as administrative and collateral agent for Purchasers (in such capacity “Agent”).
RECITALS
     WHEREAS, Borrower, Agent and the Purchasers are parties to that certain Amended and Restated Note and Equity Purchase Agreement, dated as of June 23, 2004 (as amended from time to time, the “Purchase Agreement”), pursuant to which the Purchasers purchased Notes issued by the Borrower;
     WHEREAS, as part of a project to change the corporate names of the operating companies within the Mirion corporate group, Borrower has changed its corporate name from MGP Instruments, Inc. to Mirion Technologies (MGPI), Inc. on May 27, 2009;
     WHEREAS, as part of an international tax restructuring of the Mirion corporate group, TopCo, which is a wholly owned subsidiary of Mirion Technologies, Inc. (“Mirion”) desires to acquire equity ownership of Mirion’s indirect wholly owned subsidiary, Mirion Technologies (IST France) SAS (fka IST Auxitrol Nuclear SAS);
     WHEREAS, on February 10, 2004, Dosimetry Acquisitions (U.S.), Inc. was incorporated as a Delaware corporation; on December 15, 2005, Dosimetry Acquisitions (U.S.), LLC was formed as a Delaware limited liability company; and December 31, 2005 Dosimetry Acquisitions (U.S.), Inc. merged with and into Dosimetry Acquisitions (U.S.), LLC;
     WHEREAS, the Purchase Agreement requires the Borrower’s board of directors to be the same in composition as TopCo’s and to meet quarterly but Dosimetry Acquisitions (U.S.), LLC, being a limited liability company, has no board of directors;
     WHEREAS, Agent and Purchasers have agreed to waive sections of the Purchase Agreement with respect to the above matters, as set forth and subject to the terms and conditions in this Waiver;
     NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth, and intending to be legally bound hereby, covenant and agree as follow:

ARTICLE 1
WAIVERS TO PURCHASE AGREEMENT
     1.1 Waiver with Respect to Name Changes.
          1.1.1 Waiver of Notice Period for Changed or Additional Business Names. The Purchasers hereby waive the Borrower’s obligations and the Purchasers’ rights, solely with respect to the Borrower’s obligations to provide at least 30 days advance written notice of a change to its corporate name and establishment of additional trade names, under the Purchase Agreement, including without limitation Section 7.2(p), and the Purchasers hereby waive any related rights to the extent such acts have constituted, or will constitute, an Event of Default.
          1.1.2 Waiver of Borrower’s Covenants Not to Amend Charter Documents or Bylaws. The Purchasers hereby waive the Borrower’s obligations and Purchasers’ rights under the Purchase Agreement solely with respect to amendments, modifications, termination or waiver of Charter Documents or Bylaws in connection with Borrower’s change to its corporate name, including without limitation Section 7.2(k) of the Purchase Agreement, and the Purchasers hereby waive any related rights to the extent such acts have constituted, or will constitute, an Event of Default.
     1.2 Waiver with Respect to International Tax Restructuring. The Purchasers hereby waive the Borrower’s obligations and Purchasers’ rights, solely with respect to the transfer of equity ownership of Mirion Technologies (IST France) SAS to TopCo, under the Purchase Agreement, including without limitation Sections 7.2(e) and 7.2(f), and the Purchasers hereby waive any related rights to the extent such acts have constituted, or will constitute, an Event of Default.
     1.3 Waiver of Board Composition and Meeting Requirement. The Purchasers hereby waive the Borrower’s obligations and Purchasers’ rights, solely with respect to the requirement that the Borrower’s board of directors be identical in composition to the board of directors of TopCo and that such board of directors meet at least quarterly, under the Purchase Agreement, including without limitation Section 7.1(i)(i) of the Purchase Agreement, and the Purchasers hereby waive any related rights to the extent such acts have constituted, or will constitute, an Event of Default.
ARTICLE 2
AMENDMENTS
     2.1 Amendment with Respect to Name Change. All references to “MGP Instruments, Inc.” in the Purchase Agreement (and in all other provisions of the Transaction Documents) are hereby replaced with “Mirion Technologies (MGPI), Inc.”
     2.2 Amendment with Respect to Board of Directors Covenant. Section 7.1(i) is hereby amended and restated in its entirety to read as follows:
     “(i) Board of Directors.

     (i) The Borrower’s Board of Directors shall consist of three (3) directors. Purchasers shall have the right to designate two (2) directors to the Board of Directors.
     (ii) Intentionally deleted.
     (iii) Members of the Board of Directors of Borrower shall be reimbursed by Borrower for reasonable out of pocket expenses incurred in connection with attendance at Board of Directors, committee and stockholder meetings.
     (iv) Borrower hereby agrees that, notwithstanding the fiduciary duties a director may have as a director of Borrower, a director or any observer described in this Section 7.1(i) may share with Agent or any Purchaser and such Purchaser’s legal and financial advisors any confidential information related to the business and operations of the Borrower disclosed to him during the exercise of his duties as a director of Borrower or his participation as an observer to the Board of Directors of Borrower, as the case may be, unless such Board of Directors specifically directs that such confidential information not be so disclosed.”
ARTICLE 3
EFFECT OF WAIVER
     3.1 No Waiver or Novation. Except for the waivers and amendments contemplated by this Waiver, the execution, delivery and effectiveness of this Waiver shall not (i) operate as a waiver of any future Event of Default, right, power or remedy of the Purchasers, whether created by contract, at law or in equity, (ii) constitute a waiver of, or consent to and departure from, any provision of the Purchase Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith (the “Note Documents”), or (iii) be construed and/or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Notes, the Purchase Agreement or the other Note Documents.
     3.2 Ratification. Except as expressly modified hereby, the Purchase Agreement and all other Note Documents, shall remain in full force and effect, and are hereby ratified and confirmed.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
     4.1 Representations and Warranties. The Borrower represents and warrants to Agent and the Purchasers that (a) it has full power and authority to execute and deliver this Waiver and to perform their obligations hereunder, (b) upon the execution and delivery hereof, this Waiver will be valid, binding and enforceable against Borrower in accordance with its terms and (c) the Borrower has no defense, counterclaim or offset with respect to the Agreement or the Notes.
ARTICLE 5
CONDITIONS PRECEDENT
     5.1 Conditions Precedent. The effectiveness of this Waiver is subject to Agent’s receipt from the Borrower, on or before the date hereof, of an original of this Waiver, duly executed, and delivered in a manner satisfactory to Agent.
ARTICLE 6
AGENT FEES
     6.1 Agent’s Fees and Expenses. Borrower shall pay or cause to be paid to Agent or its designee a fee in the amount of $3,000 in consideration for the negotiation of the Waiver.
ARTICLE 7
MISCELLANEOUS
     7.1 Affirmations. The Borrower hereby: (i) affirms all the provisions of the Purchase Agreement, as modified by this Waiver, and all the provisions of each of the other Transaction Documents, (ii) agrees that the terms and conditions of the Purchase Agreement, as modified by this Waiver, and all other Transaction Documents shall continue in full force and effect, and (iii) except as specifically referenced herein, the execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of ACFS or the Purchasers, nor constitute a waiver of any provision of the Agreement or any documents and instruments delivered pursuant to or in connection therewith.
     7.2 Governing Law. This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws.
     7.3 Further Assurances. The parties hereto shall, at any time and from time to time following the execution of this Waiver, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Waiver.
     7.4 Headings. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

     7.5 Counterparts. This Waiver may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.
     7.6 Severability. Whenever possible, each provision of this Waiver shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Waiver is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Waiver.
     7.7 Facsimile Signatures. This Waiver may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
     7.8 Integration. This Waiver, the Purchase Agreement and the other Transaction Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.
     7.9 Defined Terms. Capitalized terms used in this Waiver and not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.
     7.10 No Third Party Beneficiaries. The terms and provisions of this Waiver shall be for the sole benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Waiver.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the day and year first above written.

BORROWER: MIRION TECHNOLOGIES (MGPI), INC.
By:	/s/ Seth B. Rosen
	Name:	Seth B. Rosen
	Title:	Secretary

GUARANTOR: DOSIMETRY ACQUISITIONS (U.S.), LLC By its sole member Mirion Technologies, Inc.
By:	/s/ Thomas D. Logan
	Name:	Thomas D. Logan
	Title:	Chief Executive Officer

[Signature Page 1 of 2 to MGPI Waiver]

AGENT: AMERICAN CAPITAL FINANCIAL SERVICES, INC.
By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Vice President

PURCHASERS: AMERICAN CAPITAL, LTD.
By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Managing Director

ACAS BUSINESS LOAN TRUST 2004-1
By:	AMERICAN CAPITAL, LTD., as Servicer

By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Managing Director

ACAS BUSINESS LOAN TRUST 2005-1
By:	AMERICAN CAPITAL, LTD., as Servicer

By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Managing Director

[Signature Page 2 of 2 to MGPI Waiver]

ANNEX A
INFORMATION RELATING TO PURCHASERS
Name and Address of Purchasers
AMERICAN CAPITAL, LTD.
2 Bethesda Metro Center
14th Floor
Bethesda, MD 20814
ACAS BUSINESS LOAN TRUST 2004-1
ACAS BUSINESS LOAN TRUST 2005-1
c/o American Capital, Ltd., as Servicer
2 Bethesda Metro Center
14th Floor
Bethesda, MD 20814